EXHIBIT 23.6


             We hereby consent to the filing of our tax opinion as set

   forth in Appendix B to the Proxy Statement/Prospectus forming a part of the Registration Statement.



                                           /s/ KPMG PEAT MARWICK

                                           KPMG PEAT MARWICK


   January 24, 1994



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